Exhibit 99.2

3001 Deming Way
Middleton, WI 53562-1431
P.O. Box 620992
Middleton, WI 53562-0992
(608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard 608-278-6141

Spectrum Brands Announces Tender Offer for its 6.375% Senior Notes Due 2020

Middleton, WI, September 12, 2016 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global consumer products company with market-leading brands, announced today that its wholly owned subsidiary Spectrum Brands, Inc. (“Spectrum Brands”) commenced a cash tender offer (the “Tender Offer”) with respect to any and all of the $520 million aggregate outstanding principal amount of Spectrum Brands 6.375% Senior Notes due 2020 (the “Notes”).

Spectrum Brands will pay the purchase price for Notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on September 19, 2016, unless extended or earlier terminated by Spectrum Brands in its sole discretion (the “Expiration Time”). The “Settlement Date” for the Tender Offer will promptly follow the Expiration Time and is expected to be September 20, 2016. Following payment for the Notes accepted pursuant to the terms of the Tender Offer, Spectrum Brands currently intends, but is not obligated, to redeem any and all Notes that remain outstanding. The Tender Offer does not constitute a notice of redemption or an obligation to issue a notice of redemption. Other information relating to the Offer is listed in the table below.

Notes	CUSIP Number	Principal Amount of Notes Outstanding	Notes Consideration(1)
6.375% Senior Notes due 2020	CUSIP No. 84762LAN5; ISIN US84762LAN55;	$520,000,000.00	$1,039.88

(1)	Per $1,000 principal amount of Notes and excluding accrued and unpaid interest. Holders will receive in cash an amount equal to accrued and unpaid interest in addition to the Notes Consideration.

The Tender Offer is contingent upon, among other things, Spectrum Brands’ successful completion of one or more debt securities offerings in an amount of at least €375,000,000 and that, when combined with available borrowing capacity under its revolving credit facility, is sufficient to fund the purchase of validly tendered Notes accepted for purchase in the Tender Offer and to pay all fees and expenses associated with such financing and the Tender Offer. The Tender Offer is not conditioned on any minimum amount of Notes being tendered. Spectrum Brands may amend, extend or terminate the Tender Offer, in its sole discretion. Tendered Notes may be withdrawn any time prior to the Expiration Time.

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated September 13, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

Spectrum Brands has retained Deutsche Bank Securities Inc. to serve as the Dealer Manager for the Tender Offer. Requests for documents may be directed to D.F. King & Co., the Information Agent and Tender Agent at spb@dfking.com, (888) 288-0951 (toll-free) or (212) 269-5550 (collect). Questions regarding the Tender Offer may be directed to Deutsche Bank Securities Inc. at (855) 287-1922 or (212) 250-7527.

Copies of the Offer to Purchase and the related notice of guaranteed delivery are also available at the following web address: http://www.dfking.com/spb

This press release is for informational purposes only. The Tender Offer is being made solely by the Offer to Purchase. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of concurrently offered securities will be made only by means of a private offering memorandum. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Spectrum Brands by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of Spectrum Brands, the Information Agent, the Tender Agent, the Dealer Manager or any of their respective affiliates makes any recommendation as to whether holders should tender or refrain from tendering their Notes, and no person or entity has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.

About Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.

Spectrum Brands Holdings, a member of the Russell 2000 Index, is a global consumer products company offering an expanding portfolio of leading brands providing superior value to consumers and customers every day. The Company is a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+ Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS®, Eukanuba®, Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands’ products are sold by the world’s top 25 retailers and are available in more than one million stores in approximately 160 countries. Based in Middleton, Wisconsin, Spectrum Brands Holdings generated net sales of approximately $4.69 billion in fiscal 2015. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the Tender Offer and the achievement of the expected benefits of any such transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (3) changes in consumer demand for the various types of products Spectrum Brands offers, (4) unfavorable developments in the global capital markets, (5) the impact of overall economic conditions on consumer spending, (6) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (7) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (8) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (9) Spectrum Brands’ ability to identify, develop and retain key employees, (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and SB/RH Holdings, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

Spectrum Brand also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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